United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(812,540)
Unrealized Gain (Loss) on Market Value of Futures	(157,500)
Dividend Income	172
Interest Income	577
ETF Transaction Fees	700
Total Income (Loss)	$(968,591)

Expenses
General Partner Management Fees	$17,443
Brokerage Commissions	1,881
Prepaid Insurance Expense	337
Non-interested Directors' Fees and Expenses	314
Other Expenses	14,012
Total Expenses	33,987
Expense Waiver	(10,523)
Net Expenses	$23,464
Net Income (Loss)	$(992,055)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/14	$26,287,918
Additions (50,000 Shares)	2,130,918
Withdrawals (50,000 Shares)	(2,128,135)
Net Income (Loss)	(992,055)

Net Asset Value End of Month	$25,298,646
Net Asset Value Per Share (600,000 Shares)	$42.16

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2014 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612